As filed with the Securities and Exchange Commission on May 21, 1997
                    Registration No. 333-__________

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                         -----------------------

                                 FORM S-3
                         REGISTRATION STATEMENT
                                 Under
                       The Securities Act of 1933
                       ------------------------

                         USFreightways Corporation
          (Exact Name of Registrant as Specified in its Charter)

               Delaware                                4213
     (State or Other Jurisdiction of         (Primary Standard Industrial
     Incorporation or Organization)          Classification Code Number)

                                   36-3790696
                     (I.R.S. Employer Identification No.)

                         9700 Higgins Road, Suite 570
                         Rosemont, Illinois 60018
                              (847) 696-0200
               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                              John Campbell Carruth
                           9700 Higgins Road, Suite 570
                              Rosemont, Illinois 60018
                                   (847) 696-0200
                  (Name, Address, Including Zip Code, and Telephone
                  Number, Including Area Code, of Agent for Service)

                                        Copy to:
                                   Richard C. Pagano
                    Vice President, General Counsel & Secretary
                              9700 Higgins Road, Suite 570
                                Rosemont, Illinois 60018
                                Telephone: (847) 692-0286

                                   ------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

CALCULATION OF REGISTRATION FEE

------------------------------------------ --------------------- ----------------------- ---------------------- ==================

                                                                 Proposed Maximum        Proposed Maximum
Title of Each Class of                     Amount to be          Offering Price Per      Aggregate Offering     Amount of
Securities to be Registered                Registered            Share(1)                Price                  Registration Fee
------------------------------------------ --------------------- ----------------------- ---------------------- ==================
Common Stock, par value $.01 per share     15,564 shares          $ 27.625                $429,955.50            $130.28
------------------------------------------ --------------------- ----------------------- ---------------------- ==================

(1) Calculated in accordance with Rule 457(c) based upon the last sales price of the Common Stock on May 20, 1997.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

               SUBJECT TO COMPLETION, DATED MAY 21, 1997

                           15,564 Shares

                    USFreightways Corporation

                            Common Stock
                  ---------------------------

         This Prospectus covers 15,564 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of USFreightways Corporation (the "Company") which may be offered and sold from time to time by the Selling Stockholders named herein. See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of any of the Shares.

         The Shares may be offered and sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders, directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire the Shares as principals. The distribution of the Shares may be effected in one or more transactions that may take place through the Nasdaq National Market, including block trades or ordinary broker's transactions, or through privately negotiated transactions, or through underwritten public offerings, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specially negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. See "Plan of Distribution."

         To the extent required, the specific number of Shares to be sold, the names of the Selling Stockholders, purchase price, public offering price, the names of any agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling
Stockholders from the sale of the Shares will be the aggregate amount paid by the purchasers less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses not borne by the Company. The Company has agreed to bear certain expenses relating to the registration of the Shares under applicable federal and state securities laws (currently estimated at $6,930) and to any offering and sale hereunder not including certain expenses such as commissions, discounts and fees of underwriters, dealers or agents attributable to the sale of the Shares.

         The Common Stock is traded on the Nasdaq National Market under the symbol "USFC." On May 20, 1997, the last sale price of the Common Stock was $ 27.625 per share.

-----------------------------------

         No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information set forth herein is correct as of any time subsequent to its date.

-----------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. The date of this Prospectus is ___________, 1997.

                         AVAILABLE INFORMATION

         The Company has filed a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the shares offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto which the Company has filed with the Commission under the Securities Act. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement, and each such statement shall be deemed qualified in its entirety by such reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company is subject to the electronic filing requirements of the Commission. Accordingly, pursuant to the rules and regulations of the Commission, certain documents, including annual and quarterly reports and proxy statements, filed by the Company with the Commission have been or will be filed electronically. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market under the symbol USFC, and such reports, proxy statements and other information can also be inspected at the offices of the Nasdaq National Market, Reports Section, 1735 Street, N.W., Washington, D.C. 20006.

                    INFORMATION INCORPORATED BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996, the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997, the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A declared effective February 12, 1992 and the Company's Current Report on Form 8-K dated as of January 7, 1997, each of which has been filed with the Commission, are incorporated by reference in this Prospectus.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus, excluding exhibits. Such requests should be directed to USFreightways Corporation, 9700 Higgins Road, Suite 570, Rosemont, Illinois 60018, Attention: Senior Vice President, Finance.
Telephone: (847) 696-0200.

                                   THE COMPANY

         USFreightways Corporation (the "Company") is a leader in the regional less than truckload ("LTL") general transportation business. The Company owns a group of five regional, general commodities motor carriers, which focuses on overnight and second-day freight delivery and provides service throughout the continental United States, Hawaii, Alaska, and to certain points in Canada. Over 70% of the Company's regional shipments are delivered within one day and over 95% within two days. The Company's logistics subsidiaries provide specialized and dedicated services in management and distribution.

         Typically, LTL carriers transport freight along scheduled routes from multiple shippers to multiple consignees utilizing a network of terminals, together with fleets of line-haul and pick-up and delivery tractors and trailers. Freight is picked up from customers by local drivers and consolidated for shipment. The freight is then loaded into intercity trailers and transferred by line-haul drivers to the terminal servicing the delivery area. There, the freight is transferred to local trailers and delivered to its destination by local drivers.

         LTL operators are generally categorized as regional, interregional or long-haul carriers, depending on the distance freight travels from pick-up to final delivery. Regional carriers usually have average lengths of haul of 500 miles or less and tend to provide either overnight or second-day service. Regional LTL carriers usually are able to load freight for direct transport to a destination terminal, thereby avoiding the costly and time-consuming use of breakbulk terminals (where freight is rehandled and reloaded to its ultimate destination). In contrast, long-haul LTL carriers (average lengths of haul in excess of 1,000 miles) operate networks of breakbulk and satellite terminals (hub and spoke systems) and rely heavily on interim handling of freight. Interregional carriers (500 to 1,000 miles per average haul) also rely on breakbulk terminals but to a lesser degree than long-haul carriers.

         The Company's executive offices are located at 9700 Higgins Road, Suite 570, Rosemont, Illinois 60018. The Company's telephone number is (847) 696-0200.

USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholders named herein.


                              SELLING STOCKHOLDERS

         The Company issued 15,564 shares of its Common Stock on May 21, 1997 pursuant to a certain Stock Purchase Agreement dated as of December 28, 1993 among the Company, Coast Consolidators, Inc., a California corporation ("Coast Consolidators") and the Selling Stockholders as additional consideration for the outstanding common stock of Coast Consolidators, which was privately owned by the Selling Stockholders. Prior to December 28, 1993, the Selling Stockholders had no material relationship with the Company or any of its predecessors or affiliates within the prior three years. The following table sets forth for each Selling Stockholder the number of Shares beneficially owned by such Selling Stockholder prior to this offering, the maximum number of Shares to be offered and sold from time to time by such Selling Stockholder and the number of Shares beneficially owned by such Selling Stockholder after this offering. In each case, the percentage of outstanding Shares held by each Selling Stockholder prior to and after this offering represents less than one percent of the outstanding Shares.

                       Number of Shares    Maximum Number of  Number of Shares
                       Beneficially Owned  Shares Offered     Beneficially Owned
 Selling Stockholders  Prior to Offering                      After Offering

 -------------------- ------------------- ----------------- -------------------
 Edward L. Provost      7,782                7,782                     0
 Todd Provost           7,782                7,782                     0

                              PLAN OF DISTRIBUTION

         The Company will not receive any proceeds from the sale of the Shares. Each of the Selling Stockholders may sell his Shares directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire shares as principals. The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders. The distribution of the Shares may be effected in one or more transactions that may take place through the Nasdaq National Market, including block trades or ordinary broker's transactions, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales.

         The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the aggregate amounts paid by purchasers of the Shares pursuant to the offering less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. The Selling Stockholders and any dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

         The Selling Stockholders may effect transactions by selling the Shares directly or through broker-dealers acting either as principal or as agent, and such broker-dealers may receive compensation in the form of usual and customary or specifically negotiated underwriting discounts, concessions or commissions from the Selling Stockholders.

         To the extent required, the specific number of Shares to be sold, the names of the Selling Stockholders, purchase price, public offering price, the names of any agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying Prospectus Supplement.

         Under the Stock Purchase Agreement, the Company has agreed to bear certain expenses relating to the registration of the Shares under applicable federal and state securities laws (currently estimated to be $6,930) and to any offering and sale hereunder not including certain expenses such as commissions, discounts and fees of underwriters, dealers or agents attributable to the sale of the Shares.


                                   EXPERTS

         The financial statements of the Company as of December 28, 1996 and December 30, 1995, and for each of the years in the three-year period ended December 28, 1996, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, also incorporated by reference herein, and given upon the authority of said firm as experts in accounting and auditing.


                               LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Sachnoff & Weaver, Ltd., Chicago, Illinois.

PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following are the estimated expenses in connection with the distribution of the securities being registered:

SEC registration fee............................................130
Nasdaq National Market Listing fee............................2,000
Accounting fees and expenses..................................1,500
Attorneys' fees and expenses..................................2,500
Miscellaneous...................................................800
     Total...................................................$6,930

Item 15.  Indemnification of Directors and Officers

         Article Six of the Registrant's Certificate of Incorporation ("Article Six") is consistent with Section 102(b)(7) of the Delaware General Corporation Law, which generally permits a company to include a provision limiting the personal liability of a director in the Company's certificate of incorporation. With limitations, Article Six eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, Article Six does not eliminate director liability: (1) for breaches of the duty of loyalty to the Registrant and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for transactions from which a director derives improper personal benefit; or (4) under Section 174 of the Delaware General Corporation Law ("Section 174").
Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. While Article Six protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. The limitations in Article Six have no effect on claims arising under the federal securities laws.

         With certain limitations, Section 13.1 of Article Thirteen of the Registrant's By-laws ("Section 13.1") provides for indemnification of any of the Registrant's past, present and future officers and directors against liabilities and reasonable expenses incurred in any criminal or civil action by reason of such person's being or having been an officer or director of the Registrant or of any other corporation which such person serves as such at the request of the Registrant. Indemnification under Section 13.1 is limited to officers and directors who have acted in good faith and in a manner they reasonably believed to be in the best interests of the Registrant. Any questions regarding whether the officer or director has met the required standards of conduct are to be answered by (1) the majority of disinterested directors, (2) a written opinion of a reputable disinterested legal counsel selected by the Board, or (3) the stockholders. Indemnification rights under Section 13.1 are non-exclusive. In the event of an officer's or director's death, such person's indemnification rights shall extend to his or her heirs and legal representatives. Rights under
Section 13.1 are severable, and if any part of that section is determined to be invalid for any reason, all other parts remain in effect.

         Under Section 145 of the Delaware General Corporation Law, directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Item 16.  Exhibits

         A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and which is incorporated herein by reference.

Item 17.  Undertakings

(a)....................... The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i).... To include any prospectus required by Section 10(a)(3) of the Securities
 Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement); and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities and Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 21st day of May, 1997.


                                           USFREIGHTWAYS CORPORATION



                                             By:/s/ Christopher L. Ellis
                                             Senior Vice President, Finance and
                                             Chief Financial Officer


                                POWER OF ATTORNEY


         The undersigned hereby authorizes and appoints, Christopher L. Ellis, Robert S. Owen and Richard C. Pagano, and each of them, with full power of substitution and full power to act without the other, as my true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for me and in my name, place and stead, and to execute and file in my name and on my behalf, individually and in all capacities as an officer or director of USFreightways Corporation, Registration Statements on Form S-3 and any and all amendments to, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                             Date

                                                                   May 21, 1997
/s/ John Campbell Carruth *
---------------------------
     John Campbell Carruth     President, Chief Executive Officer
                               and Director (Principal Executive
                                           Officer)

                                                                   May 21, 1997
/s/ Christopher L. Ellis
--------------------------
     Christopher L. Ellis      Senior Vice President, Finance and
                               Chief Financial Officer (Principal
                               Financial Officer
                                                                   May 21, 1997
/s/ Robert S. Owen
-------------------------
     Robert S. Owen            Vice President and Controller
                              (Principal Accounting Officer)
/s/ Morley Koffman *                                               May 21, 1997
-------------------------
     Morley Koffman            Chairman of the Board and Director

/s/ Robert V. Delaney *                                            May 21, 1997
-------------------------
     Robert V. Delaney         Director

/s/ Robert P. Neuschel *                                           May 21, 1997
-------------------------
     Robert P. Neuschel        Director

/s/ John W. Puth *                                                 May 21, 1997
-------------------------
     John W. Puth              Director

/s/ Neil A. Springer *                                             May 21, 1997
-------------------------
     Neil A. Springer          Director

/s/ William N. Weaver *                                           May 21,  1997
-------------------------
     William N. Weaver         Director


*By: /s/ Christopher L. Ellis
-----------------------------
       Christopher L. Ellis,
            Attorney-in-Fact

                              EXHIBIT INDEX



Exhibit Number         Description of Exhibit


4.1    Specimen Common Stock Certificate                         *

5      Opinion of Sachnoff & Weaver, Ltd.

23.1   Consent of KPMG Peat Marwick LLP

23.2   Consent of Sachnoff & Weaver, Ltd. (included in Exhibit 5)





________________________
* Incorporated herein by reference to the Registration Statement on Form S-1 (33-44384) as filed with the SEC on December 6, 1991.